UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 20, 2011, S. Douglas Hutcheson, President and Chief Executive Officer of Leap Wireless International, Inc., or Leap, sent the attached e-mail to all Leap employees.

Leap is filing materials contained in this Schedule 14A with the Securities and Exchange Commission, or SEC, in connection with its solicitation of proxies for the election of director nominees to its Board of Directors and four other proposals at its 2011 Annual Meeting of Stockholders. In connection with the solicitation of proxies, Leap has filed a definitive proxy statement and other relevant documents with the SEC. Stockholders are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the proxy statement and other materials filed by Leap with the SEC.

From: Emily Parker On Behalf Of Doug Hutcheson

Sent: Wednesday, July 20, 2011 3:05 PM

To: cricket.all

Subject: Update on Upcoming Annual Meeting

As you know, I have committed to provide you with updates regarding developments affecting our upcoming Annual Meeting. Over the past few days, you may have seen news reports indicating that various proxy advisory firms have made recommendations regarding the proposals to be voted at the Annual Meeting. Proxy advisory firms are third-party companies that evaluate these kinds of proposals and issue voting recommendations.

One firm, Glass Lewis, has recommended that shareholders vote FOR Leap’s board nominees and proposals, and not in favor of nominees proposed by Pentwater. A second firm, Institutional Shareholder Services (ISS), has taken the opposite position, recommending that stockholders vote for Pentwater’s nominees.

We strongly support the recommendation made by Glass Lewis. We believe that Pentwater is an opportunistic investor with no long-term commitment to the Company, and that Pentwater has failed to articulate any specific plan for our business that we are not already pursuing.

In making its recommendation, Glass Lewis described Pentwater’s operating plans and trading history as follows:

•	“[Pentwater] . . . appears to offer considerably less in the way of concrete plans relative to those presented by the board.”

•

“More concerning still is the brief, small and oddly-structured nature of Pentwater’s investment.... In the three-month period following announcement of the contest … Pentwater disposed of over a third of its position in Leap, and, as recently as June 20, 2011, held a short position against approximately 67% of its remaining stake in the Company.”

•	“We believe the nature of Pentwater’s investment pattern in Leap raises significant doubts about the extent to which it shares an interest in the long-term value of the Company.”

In its report, ISS is critical of the Company’s performance over the last few years and suggests that Pentwater’s nominees would bring a new perspective to the Board that would drive change. We believe that the ISS recommendation does not take into account the significant progress we have seen from the new initiatives that our Board and management introduced last year. In addition, we believe that ISS has failed to consider the opportunistic, short-term nature of Pentwater’s interest in the Company.

In the coming days, we may see continued news reports regarding this matter. Although these reports have the potential to be distracting, we must stay focused on our four key business priorities: taking better care of our existing customers, bringing in new customers, completing our back office projects and executing with excellence. By maintaining a laser-like focus on these priorities, and by putting into practice our mission-critical behaviors of more customer focus, better planning, better execution and better decision-making, we can continue to make progress in achieving our goals.

Thank you for your determination to effect the changes we have made, for remaining committed to our success, and for keeping us clearly on the path towards growth.

What you do matters.

Important Information

In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements

This electronic communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements are detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011. All forward-looking statements included in this electronic communication should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.